EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

STATE OF
INCORPORATION/
SUBSIDIARY	ORGANIZATION
ADM/CHS, LLC	Delaware

Advanced Energy Fuels, LLC	Nebraska

Ag States Agency, LLC	Minnesota

Impact Risk Funding Inc., PCC, a subsidiary of Ag States Agency, LLC	Washington DC

Ag States Reinsurance Co., IC, a subsidiary of Impact Risk Funding Inc.	Washington DC

Impact Risk Solutions, LLC, a subsidiary of Ag States Agency, LLC	Minnesota

Ag States Agency of Montana, Inc.	Montana

Allied Agronomy, LLC	North Dakota

Battle Creek/CHS, LLC	Delaware

Cenex Ag, Inc.	Delaware

Cenex Petroleum, Inc.	Minnesota

Cenex Pipeline, LLC	Minnesota

Central Montana Propane, LLC	Montana

Central Plains Ag Services LLC	Minnesota

Central Plains Grain, LLC	Minnesota

CHS Canada, Inc.	Ontario, Canada

CHS de Argentina	Argentina

CHS do Brasil Ltda.	Brazil

CHS DU Pty Ltd	New S. Whales, Australia

CHS Energy Canada, Inc.	Alberta

CHS Holdings, Inc.	Minnesota

CHS Inc. de Mexico	Mexico

CHSIH SA	Zug, Switzerland

CHS Europe SA, a subsidiary of CHSIH SA	Zug, Switzerland

ACG Trade SA, a subsidiary of CHS Europe SA	Switzerland

CHSINC Iberica SL, a subsidiary of CHS Europe, SA	Barcelona, Spain

CHS Ukraine, LLC, a subsidiary of CHS Europe SA and CHSIH SA	Kyiv, Ukraine

CHS Vostok, LLC, a subsidiary of CHS Europe SA	Russia

Omega Terminal, SA, a subsidiary of CHS Europe SA	Switzerland

Oregana Co., Ltd., a subsidiary of CHS Europe SA	Republic of Cyprus

Agromarket Export Krasnodar, a subsidiary of Oregana Co., Ltd.	Russian Federation

Agromarket Servis LLC, a subsidiary of Agromarket Export Krasnodar	Russian Federation

Agromarket Export Stavropol, a subsidiary of Oregana, Co., Ltd.	Russian Federation

Agromarket, LLC, a subsidiary of Oregana Co., Ltd.	Russian Federation

RosAgroInvest LLC, a subsidiary of Oregana Co., Ltd.	Russian Federation

Serseris Holdings Limited, a subsidiary of CHS Europe, SA	Republic of Cyprus

Global Agri, a subsidiary of Serseris Holdings Limited	Odessa, Ukraine

CHS Hong Kong Limited, a subsidiary of CHSIH SA	Hong Kong

STATE OF
INCORPORATION/
SUBSIDIARY	ORGANIZATION
CHS (Shanghai) Trading Co., LTD, a subsidiary of CHS Hong Kong LTD	China

MCIC AG, a subsidiary of CHSIH SA	Zug, Switzerland

Xingu AG, a subsidiary of Multigrain AG	Zug, Switzerland

CHS-Blackfoot, Inc.	Idaho

CHS-Brush, Inc.	Colorado

CHS-Chokio	Minnesota

CHS-Corsica	South Dakota

CHS-Elkton	South Dakota

CHS-Fairdale	North Dakota

CHS-Farmco, Inc.	North Dakota

CHS-FUCOC	Minnesota

CHS-Hinton, Inc.	Oklahoma

CHS-Holdrege, Inc.	Nebraska

CHS-Hamilton	Michigan

CHS-M&M, Inc.	Colorado

CHS-Mitchell	South Dakota

CHS-Napoleon	North Dakota

CHS-New Salem	North Dakota

CHS-Oklee	Minnesota

CHS-SLE Land, LLC	Louisiana

CHS-St. John, Inc.	Washington

CHS-SWMN	Minnesota

CHS-Walla Walla, Inc.	Kansas

CHS-Wallace County, Inc.	Kansas

CHS-White Lake	South Dakota

CHS-Winger	Minnesota

Circle Land Management, Inc.	Minnesota

CHS Capital, LLC	Minnesota

Cofina Funding, LLC, a subsidiary of CHS Capital, LLC	Delaware

CHS Capital ProFund LLC, a subsidiary of CHS Capital, LLC	Minnesota

Colorado Retail Ventures Services, LLC	Colorado

Cooperative Agronomy Services	South Dakota

Cornerstone Ag, LLC	Delaware

Country Hedging, Inc.	Delaware

Dakota Agronomy Partners, LLC	North Dakota

Dakota Quality Grain Cooperative LLC	Minnesota

Energy Partners, LLC	Montana

Fin-Ag, Inc.	South Dakota

Front Range Pipeline, LLC	Minnesota

Genetic Marketing Group, LLC	Washington

Green Bay Terminal Corporation	Wisconsin

Harvest States Cooperatives Europe B.V.	Netherlands

Horizon Milling, LLC	Delaware

Horizon Milling L.P.	Delaware

Horizon Milling G.P.	Ontario, Canada

Imperial Valley Terminal, LLC	Illinois

STATE OF
INCORPORATION/
SUBSIDIARY	ORGANIZATION
Latty Grain Ltd	Ohio

Midwest Ag Supplements, LLC	Minnesota

Millennium Seeds USA, LLC	Delaware

Morgan County Investors, LLC	Colorado

Mountain Country, LLC	Idaho

Mountain View of Montana, LLC	Delaware

National Cooperative Refinery Association (NCRA)	Kansas

Clear Creek Transportation, LLC, a subsidiary of NCRA	Kansas

Jayhawk Pipeline, LLC, a subsidiary of NCRA	Kansas

Kaw Pipe Line Company, a subsidiary of NCRA	Delaware

McPherson Agricultural Products, LLC, a subsidiary of NCRA	Kansas

Osage Pipe Line Company, a subsidiary of NCRA	Delaware

Osage Pipe Line Company, LLC, a subsidiary of Osage Pipe Line Co.	Delaware

Norick Risk Funding Concepts, LLC	Minnesota

Northwest Iowa Agronomy, LLC	Iowa

PGG/HSC Feed Company, LLC	Oregon

PLC Insurance Agency, Inc.	Minnesota

Quality Farm and Ranch Center, LLC	Colorado

Red Rock Cooperative Association	South Dakota

Russell Consulting Group, LLC	Nebraska

Southwest Crop Nutrients, LLC	Kansas

Sparta Foods, Inc.	Minnesota

St. Hilaire Ag Insurance, Inc.	Minnesota

St. Paul Maritime Corporation	Minnesota

TEMCO, LLC	Delaware

The Farmers Elevator Company of Lowder	Illinois

The Purchasing Group, LLC	Colorado

United Country Brands LLC	Delaware

Agriliance LLC, a subsidiary of United Country Brands LLC	Delaware

Ventura Foods, LLC	Delaware

Wabash Valley Grain, LLC	Indiana

Watertown Crop Nutrients LLC	South Dakota

Western Feed, LLC	Minnesota

Whitesville Crop Nutrients LLC	Indiana

WHYHAP Properties, LLC	Colorado